EXHIBIT 99.1

NEWS RELEASE DATED FEBRUARY 10, 2010

NEWS RELEASE

NetSol Technologies Reports Second Quarter
Fiscal Year 2010 Financial Results

Second Quarter Revenue Increased 81% Year-Over-Year to $9.5 Million;
Gross Margin Improved to 62%

Second Quarter License Revenue Grew 412% Year-Over-Year

CALABASAS, CA – February 10, 2010 -- NetSol Technologies, Inc. “NetSol” (NASDAQ CM: NTWK) (NASDAQ DUBAI: NTWK), a U.S. corporation providing global business services and enterprise application solutions to private and public sector organizations worldwide, today announced second quarter financial results for fiscal year 2010, for the period ended December 31, 2009.

Second Quarter Fiscal Year 2010 Consolidated Financial Highlights

•	Revenues totaled $9.5 million, up 81% year-over-year and 25% sequentially.

•	Service fees totaled $4.4 million

•	License fees totaled $3.3 million

•	Maintenance fees totaled $1.8 million.

•	Gross margin increased to 62% compared to 27% in the same period a year ago.

•	Operating income increased to $1.7 million as compared to an operating loss of $2.8 million in the same period a year ago.

•
GAAP net loss applicable to common shareholders of $0.4 million, or a loss of $0.01 per diluted share, compared to GAAP net loss applicable to common shareholders of $3.3 million, or a loss of $0.12 per diluted share, in the year ago period.

•
GAAP net loss applicable to common shareholders and operating income include the impact of $1.1 million in expense, or $0.03 per diluted share, related to the relocation of the Company’s global and U.S. operating headquarters from Emeryville to Alameda, California and $0.6 million, or $0.02 per diluted share, in expense related to the beneficial conversion feature of convertible securities.

•	The relocation of NetSol’s global and U.S. operating headquarters to Alameda, California is projected to provide savings of $5 million dollars over a five year period.

•	EBITDA totaled $0.9 million, or $0.03 per diluted share, versus an EBITDA loss of $1.9 million, or a loss of $0.07 per diluted share, in the year ago period.

•
The Company reiterated guidance for fiscal year 2010 projecting revenues in the range of $33.0 million and $35.0 million, representing full year revenue growth of between 25% and 32% versus fiscal year 2009.  The Company projects a return to GAAP net income for fiscal year 2010, versus a GAAP net loss of $0.30 per diluted share for fiscal year 2009. License revenues for fiscal year 2010 are projected to increase more that 100% versus fiscal year 2009.

Najeeb Ghauri, NetSol Technologies chairman and chief executive officer, commented, “Our fiscal second quarter 2010 financial results marked our third consecutive quarter of double-digit sequential revenue growth, highlighted by an 81% increase in sales versus the year ago period. NetSol also delivered material improvements in gross margin, operating income, GAAP net income, and EBITDA results versus the year ago period.  These performance gains highlight the significant improvement in NetSol’s core business as we continue to successfully convert our business pipeline to customer wins. Revenues from license fees resumed a pre-recession trajectory growing over 400% year-over-year as global customers began to further unlock spending and resume the purchase of large strategic software solutions, particularly in the automotive and financial sectors. Additionally, we continue to implement efficiency measures aimed at increasing our long-term profitability. Our efforts to continuously rationalize operating expenses included the relocation of our global and operating headquarters in the U.S., now under the leadership of Mr. Imran Haider, the recently appointed Chief Operating Officer of NetSol North America, Inc., to Alameda which is expected to save the company an estimated $5 million over a 5 year period.

“As NetSol continued to invest in its core NetSol Financial Suite (NFS)™ throughout the global economic downturn the company is well positioned to leverage the upturn in customer activity we continue to see, particularly in China, as NetSol begins the second half of its fiscal year 2010 with continued positive momentum.  We are continuing to see increased interest among major customers as well as potential partners in the sector and see excellent opportunities for collaboration and strategic initiatives as we look ahead to the second half of our fiscal year 2010,” concluded Mr. Ghauri.

NetSol reported consolidated revenues of $9.5 million for the second quarter of fiscal year 2010, representing an 81% increase as compared to the same period a year ago.

U.S. GAAP (Generally Accepted Accounting Principles) net loss applicable to common shareholders for the second quarter of fiscal year 2010 was approximately $0.4 million, or a loss of $0.01 per diluted share, which compares to GAAP net loss to applicable to common shareholders of $3.3 million, or $0.12 per diluted share, in the same period a year ago.  U.S. GAAP net loss applicable to common shareholders for the second quarter fiscal year 2010 was primarily attributable to $1.1 million, or $0.03 per diluted share, in expense related to the relocation of NetSol’s headquarters in California and the $0.6 million, or $0.02 per diluted share, in expense related to the beneficial conversion feature of convertible securities.  The relocation of NetSol’s global and U.S. corporate headquarters to Alameda, California is projected to provide savings of $5 million dollars over a five year period.

NetSol reported EBITDA of $0.9 million, or $0.03 per diluted share, for the second quarter of fiscal year 2010 compared to an EBITDA loss of $1.9 million, or a loss of $0.07 per diluted share, in the year ago period.

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. The Company uses EBITDA as a measure of the Company’s operating trends. Investors are cautioned that EBITDA is not a measure of liquidity or of financial performance under Generally Accepted Accounting Principles (GAAP). The EBITDA numbers presented may not be comparable to similarly titled measures reported by other companies. EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with the SEC Regulation G, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measure, and this reconciliation is located under the financial table heading “Reconciliation to GAAP.”

Second Quarter Fiscal Year 2010 Business Highlights

•	NetSol global and U.S. operating headquarters relocated from Emeryville to Alameda, California

•
Mr. Imran Haider appointed as the new Chief Operating Officer of NetSol North America, Inc., bringing 8 years of product and sales expertise from NetSol Asia Pacific as the Company strengthens its U.S. based management team

•	Toyota Motor Finance China upgrades to a NetSol Financial Suite™ license

•	A major Chinese automotive finance company awarded NetSol a $2 million contract

•	Expanded sales and delivery capabilities in China, leveraging fast growing Chinese consumer and asset finance market

•	NetSol secured a major Information Security contract in the mobile telecommunications sector

•	BMW Group Financial Services awarded NetSol additional services contract

•	NetSol awarded IT Services contract in Saudi Arabia, further expanding presence in the Middle East market

•	United Kingdom based bank awarded NetSol a $1 million major software and IT services contract

•	NetSol IT Business Services awarded Information Security contract to implement a data center security project in conjunction with a leading solution integrator in Pakistan

First Half Fiscal Year 2010 Consolidated Financial Highlights

•	Revenues totaled $17.1 million, up 18% year-over-year.

•	Service fees totaled $7.7 million

•	License fees totaled $5.9 million

•	Maintenance fees totaled $3.6 million

•	Gross margin increased to 58% compared to 42% in the same period a year ago.

•	Operating income increased to $2.8 million as compared to an operating loss of $1.7 million in the same period a year ago.

•
GAAP net loss applicable to common shareholders of $0.7 million, or a loss of $0.02 per diluted share, compared to GAAP net loss applicable to common shareholders of $2.2 million, or a loss of $0.08 per diluted share, in the year ago period.

•
GAAP net loss applicable to common shareholders and operating income include the impact of $1.1 million in expense, or $0.03 per diluted share, related to the relocation of the Company’s global and U.S. operating headquarters from Emeryville to Alameda, California and $0.9 million, or $0.03 per diluted share, in expense related to the beneficial conversion feature of convertible securities.

•	EBITDA totaled $2.2 million, or $0.06 per diluted share, versus EBITDA of $0.4 million, or $0.02 per diluted share, in the year ago period.

Conference Call & Webcast Information

Following the distribution of the fiscal second quarter 2010 financial results, NetSol will host a conference call today at 11:00 a.m. ET (8:00 a.m. PT) to review the quarterly financial and operational performance. Najeeb Ghauri, NetSol Technologies chairman and chief executive officer, will host the call, which will be webcast live. The webcast and a supporting slide presentation will be made available on the investor relations section of the NetSol corporate website at www.netsoltech.com. Telephone access to the conference call will be available in North America by dialing +1 (877) 407-0782 or internationally by dialing +1 (201) 689-8567.

An audio replay of the conference call will be available approximately two hours following the conclusion of the call and for the following 30 day period. To access the replay in North America, dial +1 (877) 660-6853 or, when calling internationally, dial +1 (201) 612-7415, using replay account code # 286 and conference ID # 344363. An archived replay of the conference webcast will also be available on the investor relations section of the NetSol corporate website at www.netsoltech.com.

About NetSol Technologies, Inc.

NetSol Technologies, Inc. (NASDAQ CM: NTWK) (NASDAQ DUBAI: NTWK) is a worldwide provider of global business services and enterprise application solutions. Since its inception in 1995, NetSol has used its BestShoring® practices and highly experienced resources in analysis, development, quality assurance, and implementation to deliver high-quality, cost-effective solutions. Specialized by industry, these product and services offerings include credit and finance portfolio management systems, hospital/healthcare information management systems (HIMS), SAP consulting and services, custom development, systems integration, and technical services for the global Financial, Healthcare, Insurance, Energy, and Technology markets. NetSol's commitment to quality is demonstrated by its achievement of the ISO 9001, ISO 27001, and SEI (Software Engineering Institute) CMMI (Capability Maturity Model) Maturity Level 5 assessments, a distinction shared by fewer than 100 companies worldwide. NetSol Technologies' clients include Fortune 500 manufacturers, global automakers, financial institutions, utilities, technology providers, and government agencies. With corporate headquarters in Calabasas, California, NetSol Technologies has operations and offices in Alameda, Adelaide, Bangkok, Beijing, Lahore, London, and San Pedro Sula.

To learn more about NetSol Technologies, Inc., visit www.netsoltech.com

To join the NetSol Technologies, Inc. email communications list, visit:
http://www.b2i.us/irpass.asp?BzID=897&to=ea&s=0

NetSol Technologies, Inc. Forward-looking Statement

This press release may contain forward looking statements relating to the development of the Company’s products and services and future operation results, including statements regarding the Company that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words “believe,” “expect,” “anticipate,” “intend,” variations of such words, and similar expressions, identify forward looking statements, but their absence does not mean that the statement is not forward looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Factors that could affect the Company’s actual results include the progress and costs of the development of products and services and the timing of the market acceptance.

# # #
Contact – Investor Relations:
Christopher Chu
Grayling
Phone:  +1 646-284-9426
Email:   Christopher.chu@grayling.com

Financial Tables Follow

NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

	For the Three Months		For the Six Months
	Ended December 31,		Ended December 31,
	2009	2008	2009	2008
Net Revenues:
License fees	$3,318,936	$647,979	$5,870,529	$3,177,787
Maintenance fees	1,780,336	1,513,293	3,588,053	3,107,027
Services	4,420,535	3,109,737	7,683,299	8,287,162
Total revenues	9,519,808	5,271,009	17,141,881	14,571,976
Cost of revenues:
Salaries and consultants	2,005,845	2,382,877	4,019,598	5,023,590
Travel	329,008	226,964	389,207	712,900
Repairs and maintenance	69,112	102,235	136,723	208,900
Insurance	36,030	59,073	72,709	91,912
Depreciation and amortization	573,267	532,429	1,071,772	1,083,754
Other	585,157	540,146	1,467,495	1,291,214
Total cost of revenues	3,598,418	3,843,724	7,157,503	8,412,270
Gross profit	5,921,390	1,427,285	9,984,378	6,159,706
Operating expenses:
Selling and marketing	526,751	880,846	1,020,381	1,850,364
Depreciation and amortization	418,023	494,834	930,384	975,042
Bad debt expense	212,840	648,470	212,840	648,470
Salaries and wages	743,970	944,520	1,468,665	1,923,774
Professional services, including non-cash compensation	210,795	312,940	306,901	619,826
Lease abandonment charges	1,076,347	-	1,076,347	-
General and adminstrative	1,042,172	962,711	2,132,183	1,830,828
Total operating expenses	4,230,898	4,244,321	7,147,701	7,848,304
Income (loss) from operations	1,690,492	(2,817,036)	2,836,677	(1,688,598)
Other income and (expenses)
Gain (loss) on sale of assets	(89,119)	(14,960)	(89,101)	(180,698)
Interest expense	(372,273)	(296,578)	(840,887)	(500,470)
Interest income	33,752	40,895	151,562	68,836
Gain on foreign currency exchange rates	(3,247)	(195,030)	380,577	1,812,852
FMV of options & warrants issued	-	117,300	-	-
Beneficial conversion feature	(595,215)	-	(893,214)	-
Other income/ (expense)	(50,825)	15,686	(81,975)	32,140
Total other income (expenses)	(1,076,927)	(332,687)	(1,373,038)	1,232,660
Net income (loss) before non-controlling interest in subsidiary	613,565	(3,149,723)	1,463,639	(455,938)
Non-controlling interest	(1,028,917)	(32,062)	(2,137,892)	(1,661,823)
Income taxes	(32,526)	(50,855)	(37,543)	(58,037)
Net loss	(447,878)	(3,232,640)	(711,795)	(2,175,798)
Dividend required for preferred stockholders	-	(33,876)	-	(67,752)
Net loss applicable to common shareholders	(447,878)	(3,266,516)	(711,795)	(2,243,550)
Other comprehensive loss:
Translation adjustment	(538,141)	(962,258)	(854,705)	(3,857,568)
Comprehensive income loss	$(986,019)	$(4,228,774)	$(1,566,500)	$(6,101,118)

Net loss per share:
Basic	$(0.01)	$(0.12)	$(0.02)	$(0.08)
Diluted	$(0.01)	$(0.12)	$(0.02)	$(0.08)
Weighted average number of shares outstanding
Basic	34,447,142	26,525,259	33,041,760	26,416,217
Diluted	34,447,142	26,525,259	33,041,760	26,416,217

NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of December 31, 2009	As of June 30, 2009
ASSETS	Unaudited	Audited
Current assets:
Cash and cash equivalents	$5,211,674	$4,403,762
Restricted Cash	5,000,000	5,000,000
Accounts receivable, net of allowance for doubtful accounts	11,085,142	11,394,844
Revenues in excess of billings	7,803,936	5,686,277
Other current assets	1,974,048	2,307,246
Total current assets	31,074,801	28,792,129
Property and equipment, net of accumulated depreciation	9,063,503	9,186,163
Other assets, long-term	-	204,823
Intangibles:
Product licenses, renewals, enhancements, copyrights,
trademarks, and tradenames, net	15,679,647	13,802,607
Customer lists, net	961,401	1,344,019
Goodwill	9,439,285	9,439,285
Total intangibles	26,080,334	24,585,911
Total assets	$66,218,638	$62,769,026

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$5,244,176	$5,106,266
Current portion of loans and obligations under capitalized leases	6,564,633	6,207,830
Other payables - acquisitions	103,226	103,226
Unearned revenues	3,153,926	3,473,228
Dividend to preferred stockholders payable	-	44,409
Loans payable, bank	2,386,549	2,458,757
Convertible notes payable, current portion	1,131,115	-
Total current liabilities	18,583,625	17,393,716
Obligations under capitalized leases, less current maturities	878,586	1,090,901
Convertible notes payable, less current maturities	4,227,517	5,809,508
Long term loans; less current maturities	969,536	1,113,832
Lease abandonment liability; long term	1,076,347	-
Total liabilities	25,735,611	25,407,957
Commitments and contingencies	-	-

Stockholders' equity:
Preferred stock, 5,000,000 shares authorized;
Nil; 1,920 issued and outstanding	-	1,920,000
Common stock, $.001 par value; 95,000,000 shares authorized;
35,436,777; 30,046,987 issued and outstanding	35,437	30,047
Additional paid-in-capital	84,702,035	78,198,523
Treasury stock	(396,008)	(396,008)
Accumulated deficit	(41,940,459)	(41,253,152)
Stock subscription receivable	(2,347,930)	(842,619)
Common stock to be issued	88,325	220,365
Other comprehensive loss	(7,754,102)	(6,899,397)
Non-controlling interest	8,095,729	6,383,310
Total stockholders' equity	40,483,027	37,361,069
Total liabilities and stockholders' equity	$66,218,638	$62,769,026

NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES
STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Six Months
	Ended December 31,
	2009	2008
Cash flows from operating activities:
Net Loss	$(711,795)	$(2,175,798)
Adjustments to reconcile net loss
to net cash provided by operating activities:
Depreciation and amortization	2,002,157	2,058,796
Provision for bad debts	212,840	648,470
Loss on transaction of debt	19,582	-
Loss on sale of assets	89,101	180,698
Non controlling interest in subsidiary	2,137,892	1,661,823
Stock issued for accrued interest on convertible notes	27,825	-
Stock issued for services	300,329	159,867
Fair market value of warrants and stock options granted	651,018	89,700
Beneficial conversion feature	893,214	-
Changes in operating assets and liabilities:
Increase/ decrease in accounts receivable	237,431	(3,563,977)
Increase/ decrease in other current assets	(1,632,327)	1,344,525
Increase/ decrease in accounts payable and accrued expenses	147,556	106,229
Net cash provided by operating activities	4,374,822	510,333
Cash flows from investing activities:
Purchases of property and equipment	(1,085,787)	(1,551,217)
Sales of property and equipment	227,773	40,900
Payments of acquisition payable	-	(742,989)
Purchase of treasury stock	-	(360,328)
Short-term investments held for sale	-	(105,040)
Increase in intangible assets	(3,118,094)	(3,023,777)
Net cash used in investing activities	(3,976,108)	(5,742,451)
Cash flows from financing activities:
Proceeds from sale of common stock	514,539	150,000
Proceeds from the exercise of stock options and warrants	33,750	520,569
Purchase of subsidary stock in Pakistan	-	(250,000)
Proceeds from convertible notes payable	2,000,000	5,849,306
Redemption of preferred stock	(1,920,000)	-
Restricted cash	-	(5,000,000)
Dividend Paid	(44,090)	-
Bank overdraft	(221,382)	130,436
Proceeds from bank loans	2,727,657	3,618,590
Payments on bank loans	(352,887)	(138,975)
Payments on capital lease obligations & loans - net	(2,183,189)	(259,048)
Net cash provided by financing activities	554,399	4,620,878
Effect of exchange rate changes in cash	(145,201)	(247,696)
Net increase/ (decrease) in cash and cash equivalents	807,912	(858,936)
Cash and cash equivalents, beginning of year	4,403,762	6,275,238
Cash and cash equivalents, end of year	$5,211,674	$5,416,302

NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES
RECONCILIATION TO GAAP
(Unaudited)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008

Net Income (loss) before preferred dividend, per GAAP	$(447,878)	$(3,232,640)	$(711,795)	$(2,175,798)
Income Taxes	32,526	50,855	37,543	58,037
Depreciation and amortization	991,290	1,027,263	2,002,156	2,058,796
Interest expense	372,273	296,578	840,887	500,470

EBITDA	$948,211	$(1,857,944)	$2,168,791	$441,505

Weighted Average number of shares outstanding
Basic	34,447,142	26,525,259	33,041,760	26,416,217
Diluted	35,833,351	26,525,259	34,427,969	27,308,220

Basic EBITDA	$0.03	$(0.07)	$0.07	$0.02
Diluted EBITDA	$0.03	$(0.07)	$0.06	$0.02